Exhibit 10.01


                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT
                                     BETWEEN
                            NEW FRONTIER MEDIA, INC.
                                       AND
                                   KEN BOENISH
                                   (JULY 2007)

         This Amendment to Employment Agreement is dated as of July 11, 2007 (this "Amendment") and amends the Employment Agreement dated as of April 1, 2003, as amended by all amendments thereto (collectively, the "Employment Agreement"), between New Frontier Media, Inc. ("NFM") and Ken Boenish ("Executive"). Unless otherwise defined in herein, all capitalized terms used herein shall have the meaning ascribed to them in the Employment Agreement.

                                    Recitals

         Executive and NFM have agreed to amend the Employment Agreement as set forth in this Amendment.

                                    Agreement

         NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, including Executive's continued employment with NFM, the receipt and sufficiency of which are hereby acknowledged, Executive and NFM hereby agree as follows:

         1. Section 4 of the Employment Agreement is amended by inserting a new subsection (F) at the end thereof to read in its entirety as set forth below:

                  (F) If Executive is a "specified employee" within the meaning of Section 1.409A-1(i) of the Treasury Regulations promulgated under the Internal Revenue Code of 1986, as amended (the "Code"), as of the Date of Termination, then payments to Executive hereunder shall not be made before the date that is six months after the Date of Termination (or if earlier, the date of death of Executive); provided, however, that during such six-month period, NFM shall make any and all payments contemplated hereunder to the extent such payments do not exceed two times the lesser of (i) Executive's annualized compensation, based upon the annual rate of compensation for the calendar year preceding the year in which the Date of Termination occurs, or (ii) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the year in which the Date of Termination occurs; and provided further that any amounts deferred hereunder shall be paid in a lump-sum amount at the expiration of such six-month period.

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         2. Section 5(A)(iii) of the Employment Agreement is amended by inserting immediately prior to the period at the end thereof the following clause:

         to an unrelated party (as contemplated by Section 1
         .409A-3(i)(5)(vii)(3) of the Treasury Regulations promulgated under the
         Code).

         3. All other terms and conditions of the Employment Agreement shall remain in full force and effect. This Amendment, together with the Employment Agreement, contains all the terms and conditions agreed upon by the parties hereto regarding the subject matter hereof and thereof. All prior agreements, promises, negotiations and representations, either oral or written, relating to the subject matter of this Amendment or the Employment Agreement not expressly set forth in this Amendment or the Employment Agreement are of no force or effect.

         4. Any waiver, alteration or modification of any of the terms of this Amendment or the Employment Agreement shall be valid only if made in writing and signed by the parties hereto.

         5. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Colorado applicable to agreements made and to be performed entirely within the State, without regard to conflict of law principles.

         6. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

NEW FRONTIER MEDIA, INC.                                     EXECUTIVE

By: /s/ Michael Weiner                                       /s/ Ken Boenish
    -------------------                                      ---------------
Name: Michael Weiner                                         Ken Boenish
      -----------------
Title: CEO
       ----------------

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